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                       MANAGEMENT SERVICES AGREEMENT

            This MANAGEMENT SERVICES AGREEMENT (this "Agreement"), dated as of November 13, 1997 (the "Execution Date"), is made by and between BIG 5 CORP., a Delaware corporation ("Big 5"), and BIG 5 HOLDINGS CORP., a Delaware corporation ("Big 5 Holdings"), on the one hand (Big 5 and Big 5 Holdings are hereinafter referred to as "Company"), and LEONARD GREEN & ASSOCIATES, L.P., a California limited partnership ("LGA"), on the other hand.

            WHEREAS, prior to the Execution Date, pursuant to an oral agreement, LGA has provided certain management, consulting and financial planning services to the Company, as well as certain financial advisory and investment banking services in connection with major financial transactions that have been undertaken by the Company;

            WHEREAS, the Company and LGA desire to amend their prior oral agreement in certain respects (i.e., reducing the annual fee for management services), and to memorialize their agreement, as amended, in writing;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:

            1.    Retention.

                  1.1 General Services. Subject to the terms and conditions hereof, the Company hereby retains LGA, and LGA hereby agrees to be retained by the Company, to provide management, consulting and financial planning services to the Company on an ongoing basis in connection with the operation and growth of the Company and any subsidiaries during the term of this Agreement (the "General Services").

                  1.2 Major Transaction Services. Subject to the terms and conditions hereof, the Company hereby retains LGA, and LGA hereby agrees to be retained by the Company, to provide financial advisory and investment banking services to the Company in connection with major financial transactions that may be undertaken from time to time in the future ("Major Transaction Services" and, together with the General Services, the "Services").


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            2.    Compensation.

                  2.1 General Services Fee. In consideration of the General Services, the Company shall pay LGA an annual fee of Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($333,333.33). Such fee shall be payable in equal monthly installments, in advance, on the first day of each month commencing on the first such day following the date hereof.

                  2.2 Major Transaction Services Fee. In consideration of Major Transaction Services provided by LGA from time to time, the Company shall pay LGA reasonable and customary fees for services of like kind, taking into consideration all relevant factors, including but not limited to the complexity of the subject transaction, the time devoted to providing such services and the value of LGA's investment banking expertise and relationships within the business and financial community.

                  2.3 Expenses. In addition to the fees to be paid to LGA under Sections 2.1 and 2.2 hereof, the Company shall pay to, or on behalf of, LGA, promptly as billed, all reasonable out-of-pocket expenses incurred by LGA in connection with the Services rendered hereunder. Such expenses shall include, among other things, fees and disbursements of counsel, travel expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures.

            3.    Term.

                  3.1 Term. This Agreement shall terminate, and be of no further force and effect, on May 31, 2005.

                  3.2 Survival of Certain Obligations. Notwithstanding any other provision hereof, (1) the Company's obligation to pay amounts due pursuant to
Section 2 hereof with respect to periods prior to the conclusion of the term and
(2) the provisions of Section 5 hereof, shall survive any termination of this Agreement.

            4.    Decisions/Authority of Management Advisor.

                  4.1 Limitation on LGA Liability and Scope of Duties. The Company reserves the right to make all decisions with regard to any matter upon which LGA has rendered advice and consultation, and there shall be no liability to LGA for any such advice accepted by the Company pursuant to the provisions of this Agreement. The Company further acknowledges that LGA renders advice and services to others (including actual or potential competitors of the Company) and agrees that LGA owes no fiduciary or similar duties to the Company in connection with any Services hereunder.

                  4.2 Independent Contractor. LGA shall act solely as an independent contractor and shall have complete charge of its personnel engaged in the


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performance of the Services. As an independent contractor, LGA shall have authority only to act as advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company.

            5. Indemnification.

                  5.1 Indemnification/Reimbursement of Expenses. The Company shall (i) indemnify LGA and GREEN EQUITY INVESTORS, L.P., a Delaware limited partnership ("GEI"), their respective Affiliates (as hereinafter defined), and the partners (general or limited), shareholders, directors, officers, employees, agents and controlling persons of LGA, GEI and their respective Affiliates (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or any other advice or services contemplated by this Agreement or the engagement of LGA pursuant to, and the performance by LGA of the Services contemplated by, this Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable attorneys' fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability. For purposes of this Agreement, "Affiliates" shall mean any person or entity directly or indirectly controlling or controlled by or under common control with a specified person or entity or which is an employee, agent, director, officer, partner (limited or general) or shareholder of such specified entity. For purposes of this definition, "control," when used with respect to any specified person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  5.2 Limited Liability. The Company shall not be liable under the indemnification contained in Section 5.1 to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from LGA's bad faith or gross negligence. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, holders of its securities or its creditors related to or arising out of the engagement of LGA pursuant to, or the performance by LGA of the Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from LGA's bad faith or gross negligence.


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            6. Miscellaneous.

                  6.1 Assignment. Neither of the parties hereto shall assign this Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other party; provided, however, that, without obtaining such consent, LGA may assign this Agreement or its rights and obligations hereunder to any of its Affiliates (other than any such Affiliate which competes with the Company). Subject to the foregoing, this Agreement will be binding upon and inure solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

                  6.2 Joint and Several Liability. Big 5 and Big 5 Holdings shall be jointly and severally liable for all obligations of the Company to LGA and to all Indemnified Parties arising under or in connection with this Agreement.

                  6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and performed within the State of California without regard to principles of conflict of laws.

                  6.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative lawful and enforceable means to achieve the same or substantially the same result as that contemplated by such invalid, illegal, void or unenforceable term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

                  6.5 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and memorializes and supersedes all written or verbal representations, warranties, commitments and other understandings prior to the date of this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, LGA shall be entitled to receive payment of all General Services Fees and Major Transaction Services Fees arising under the prior oral agreement prior to December 1, 1997, and the provisions of sections 4 and 5 of this Agreement shall also apply to all Services rendered by LGA to the Company prior to the Execution Date.

                  6.6 Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary


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to consummate the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

                  6.7 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees and costs in addition to any other available remedy.

                  6.8 Headings. The headings in this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

                  6.9 Amendment and Waiver. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by both of the parties hereto.

                  6.10 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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            IN WITNESS WHEREOF, the parties have executed this Management
Services Agreement as of the date first appearing above.

                                      BIG 5 CORP., a Delaware corporation

                                      By:     /s/ CHARLES P. KIRK
                                              ----------------------------------
                                      Name:   Charles P. Kirk
                                              ----------------------------------
                                      Title:  Senior Vice President
                                              ----------------------------------

                                      BIG 5 HOLDINGS CORP., a Delaware
                                        corporation

                                      By:     /s/ CHARLES P. KIRK
                                              ----------------------------------
                                      Name:   Charles P. Kirk
                                              ----------------------------------
                                      Title:  Senior Vice President
                                              ----------------------------------

                                      LEONARD GREEN & ASSOCIATES, L.P., a
                                        California limited partnership

                                      By:     /s/ JENNIFER HOLDEN DUNBAR
                                              ----------------------------------
                                      Name:   Jennifer Holden Dunbar
                                              ----------------------------------
                                      Title:  General Partner
                                              ----------------------------------


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